Exhibit 23.2

     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated October 16, 2003 with respect to the financial statements of Orbit E-Commerce, Inc. included in its Annual Report on Form 10-KSB for the years ended July 31, 2003 and 2002, filed with the Securities and Exchange Commission, which has been incorporated by reference in its entirety in the Registration Statement on Form S-8.



                    /s/ Kempisty & Company CPAs PC
                    Kempisty & Company
                    Certified Public Accountants, P.C.



New York, New York
December 3, 2003